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                                                                    Exhibit 4.15

YEAR 2001 PERFORMANCE CONTRACT WITH VICE PRESIDENT OF PETROCHINA COMPANY LIMITED
        AND GENERAL MANAGER OF PETROCHINA NATURAL GAS & PIPELINE COMPANY


Offeree: Name: SHI, Xingquan                      Offeror: Name: HUANG, Yan                  Term of the Contract: January 1, 2001
                                                                                                  to December 31, 2001
Title:  Vice President of PetroChina Company      Title:  President of PetroChina Company
        Limited ("PetroChina") and General               Limited                             Date of Execution: January 16, 2001
        Manager of PetroChina Natural Gas &
        Pipeline Company

INDICES                    KEY PERFORMANCE INDICES (KPI)    WEIGHT        MEASUREMENT              TARGET         ACTUAL PERFORMANCE
-------                    -----------------------------    ------        -----------              ------         ------------------
Profits Indices            Gross profit

                             PetroChina                      5%            In thousand RMB          61,000,000

                             PetroChina Natural Gas          35%           In thousand RMB          11,010
                             & Pipeline Company

                           Rate of return of
                           PetroChina Natural Gas &          20%           %                        0.81
                           Pipeline Company (ROIC)

Operating Indices          Unit operating cost for           10%           RMB Yuan/ton             45.21
                           crude oil pipelines
                           Unit operating cost for           10%           RMB Yuan/thousand        52.12
                           natural gas business                            cubic meters


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
Operating Indices        Sales volume of natural   10%                        Million cubic  11,620
                         gas                                                  meters
                         Receivables               5%                         %              20% lower
                                                                                             than the
                                                                                             amount at
                                                                                             the
                                                                                             beginning of
                                                                                             the year

                         Gap between actual        5%                         %              +/-5
                         capital expenditures and
                         budget

Indices to Be Put under  Quality safety and        Engineering construction                                Comprehensive
Control                  environmental protection  projects passing                                        performance expressed in
                                                   acceptance test after                                   marks to bereduced by 10
                                                   being inspected at one                                  marks if exceeding target
                                                   test;                                                   of the index put under
                                                                                                           control.

                                                   accidents involving
                                                   death < or = 0.05
                                                   persons/million
                                                   man-hours;


                                                   accidents involving
                                                   economic loss exceeding
                                                   RMB 1 million = 0;

                                                   environmental pollution
                                                   accidents involving
                                                   economic loss exceeding
                                                   RMB 200,000 = 0.

Signature of Offeree: s/Shi Xingquan        Signature of Offeror:  s/Huang Yan
                      ---------------                              ------------